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                                                                    EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                           NEW ERA OF NETWORKS, INC.

                                       TO

                             NEEL ACQUISITION CORP.
                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                                  SYBASE, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.0001 per share (the "NEON Shares"), of New Era of Networks, Inc., a Delaware corporation ("NEON"), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Prospectus dated March 15, 2001 (as may from time to time be amended, supplemented or finalized, the "Prospectus"), or if time will not permit all required documents to reach American Stock Transfer & Trust Company (the "Exchange Agent") prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See "The Offer -- Procedure for Tendering" in the Prospectus.

                      THE EXCHANGE AGENT FOR THE OFFER IS:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                           REORGANIZATION DEPARTMENT
                                 50 MAIDEN LANE
                                  PLAZA LEVEL
                               NEW YORK, NY 10038

                                 BY FACSIMILE:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 (718) 234-5001

                                   TOLL FREE:

                                 (877) 777-0800

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Neel Acquisition Corp. ("Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Sybase, Inc., a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of NEON Shares set forth below, pursuant to the guaranteed delivery procedures set forth in "The Offer -- Guaranteed Delivery" in the Prospectus.

 Signature(s):
 Name(s) of Record Holders:
                             (PLEASE TYPE OR PRINT)

 Number of Shares:
 Certificate No(s). (if available)
 Dated: ______________________________, 2001
 Area Code and Tel. No.(s):
 Check box if Shares will be tendered by book-entry transfer:  [ ]
 Account Number:

 Address(es):
                                    ZIP CODE

 Area Code and Tel. No.(s):
 Check box if NEON Shares will be tendered by book-entry transfer: [ ] Account Number:

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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, guarantees to deliver to the Exchange Agent either certificates representing the NEON Shares tendered hereby, in proper form for transfer, or timely confirmation of book-entry transfer of such NEON Shares into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal, within three (3) Nasdaq trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for NEON Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address:

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                                                                        ZIP CODE
Area Code and Tel. No.:
Authorized Signature:
                                  PLEASE PRINT
Name:
Title:
Dated:   , 2001

NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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